EXHIBIT 21

                           ROSTER OF SUBSIDIARIES OF REGISTRANT


       Pier 1 Assets, Inc., a Delaware corporation

               Pier 1 Licensing, a Delaware corporation

                       Pier 1 Imports (U.S.), Inc., a Delaware corporation

                                Pier Lease, Inc., a Delaware corporation

                                Pier-HWH, Inc., a Delaware corporation

                                Pier-SNG, Inc., a Delaware corporation

                                PIR Trading, Inc., a Delaware corporation

                                     Pier International Limited, a Hong Kong
                                        private company